Exhibit 99.2

JARDEN CORPORATION Reconciliation of GAAP to non-GAAP For the quarters ended March 31, 2008 and 2007

	Three months ended
(in millions)	March 31, 2008	March 31, 2007
Reconciliation of non-GAAP measure:
Net income	4.7	1.4
Income tax provision	6.4	(0.2)
Interest expense, net	46.2	25.0
Loss on early extinguishment of debt	—	14.8
Depreciation and amortization	29.1	18.2

Earnings before interest, taxes, depreciation and amortization (EBITDA)	86.4	59.2

Other adjustments:
Reorganization and acquisition- related integration costs, net	10.7	9.1

Adjusted EBITDA	$97.1	$68.3